Exhibit 99.7

OFFICE OF THE COMPTROLLER OF THE CURRENCY

Washington, D.C. 20219

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2006

CANYON NATIONAL BANK

(Exact name of registrant as specified in its charter)

United States	23561	33-0791978
(State or other jurisdiction of incorporation or organization)	(OCC file No.)	(I.R.S. Employee Identification No.)

1711 East Palm Canyon Drive, Palm Springs, CA 92264

(Address of principal executive offices)

(Zip code)

(760) 325-4442

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 26, 2006, Canyon National Bank issued a press release announcing that all director nominees have been elected to the Board of Directors. Consideration of Proposal 2, approving the Bank Holding Company Reorganization, has been adjourned to May 23, 2006 at 8:00 a.m. at 1711 East Palm Canyon Drive, Palm Springs, California. Included as Exhibit 99.1, is a copy of such press release which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

99.1	Press Release titled “Canyon National Bank Reports Re-Election Of Directors; Adjournment Of Annual Meeting Until May 23, 2006” dated April 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON NATIONAL BANK

Dated: April 27, 2006	By:	/s/ Jonathan J. Wick
Jonathan J. Wick, Executive Vice President and Chief Financial Officer/Chief Operating Officer

Exhibit 99.1

CANYON NATIONAL BANK REPORTS

RE-ELECTION OF DIRECTORS; ADJOURNMENT OF

ANNUAL MEETING UNTIL MAY 23, 2006

PALM SPRINGS, CA: April 26, 2006 – Canyon National Bank (OTC: BB CYNA) today announced the re-election of all members on its Board of Directors, to serve another year term.

Re-elected at the bank’s annual shareholder meeting this week were Chairman, Michael D. Harris, Esq.; Vice Chairman, Robert M. Fey; Canyon National Bank President and CEO, Stephen G. Hoffmann; and directors Mark Benedetti, Lynne C. Bushore, CPA; Milton W. Jones, Kipp I. Lyons, Esq.; and Richard Shalhoub.

Meantime, to obtain a required two-thirds majority vote to form a new bank holding company reorganization, Canyon’s annual shareholder meeting has been adjourned to May 23, 2006 at 8:00 a.m. at 1711 East Palm Canyon Drive, Palm Springs, California.

President and CEO, Stephen G. Hoffmann said, “We are happy that all of the directors have been re-elected to the Board of Directors. We all greatly appreciate the continued show of support from our shareholders.”

He said, “The annual meeting of shareholders held on April 24, 2006 was adjourned to May 23, 2006 to allow more time for proxies to be counted and processed for the bank holding company reorganization. Delivery of many proxies was delayed in reaching shareholders. The additional time will allow them to execute proxies so that, with shareholder approval, we can move forward with establishing the bank holding company.”

Shareholder votes already received have been recorded. Those who have not yet voted are encouraged to execute and return their proxies. Shareholders are also invited to attend the adjourned annual meeting and cast their vote in person, if desired. When the company receives the required vote prior to the adjourned annual meeting, Canyon will announce the approval of the bank reorganization and the completion of the annual meeting.

Further information can be obtained at the bank’s web site: www.CanyonNational.com or via e-mail: info@CanyonNational.com or by calling Stephen G. Hoffmann, President & CEO, 760-325-4442.